Exhibit 10.2l

SUPPLEMENT NO. 12 dated as of August 20, 2012, to the Security Agreement dated as of February 6, 2006 among CRC HEALTH CORPORATION, a Delaware corporation (f/k/a CRC HEALTH GROUP, INC.) (the “Borrower”), CRC HEALTH GROUP, INC., a Delaware corporation, (f/k/a/ CRCA Holdings, Inc.) (“Holdings”), and the Subsidiaries of the Borrower identified therein and CITIBANK, N.A., as Collateral Agent for the Secured Parties (as defined below).

A. Reference is made to the Credit Agreement dated as of February 6, 2006 (as amended and restated as of November 17, 2006, as further amended and restated as of January 20, 2011, as further amended and restated as of March 7, 2012 and as subsequently amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Holdings, the Borrower, the lenders from time to time party thereto, Citibank, N.A., as Administrative Agent, Collateral Agent (in such capacity, the “Collateral Agent”), Swing Line Lender and L/C Issuer, and each Lender from time to time party thereto.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Security Agreement referred to therein.

C. The Grantors have entered into the Security Agreement in order to induce the Lenders to make Loans and the L/C Issuers to issue Letters of Credit. Section 7.14 of the Security Agreement provides that additional Restricted Subsidiaries of the Borrower may become Subsidiary Parties under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. Each of the undersigned Restricted Subsidiaries (individually, a “New Subsidiary” and collectively, the “New Subsidiaries”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Party under the Security Agreement in order to induce the Lenders to make additional Loans and the L/C Issuers to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the Collateral Agent and each New Subsidiary agree as follows:

SECTION 1. In accordance with Section 7.14 of the Security Agreement, each New Subsidiary by its signature below becomes a Subsidiary Party (and accordingly, becomes a Grantor) and Grantor under the Security Agreement with the same force and effect as if originally named therein as a Subsidiary Party and each New Subsidiary hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Subsidiary Party and Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, each New Subsidiary, as security for the payment and performance in full of the Obligations does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of such New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Security Agreement) of such New Subsidiary. Each reference to a “Grantor” in the Security Agreement shall be deemed to include the New Subsidiaries. The Security Agreement is hereby incorporated herein by reference.

SECTION 2. Each New Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement may be executed in one or more counterparts, each of which shall be deemed an original but all of which when taken together shall constitute a single contract. Delivery by telecopier of an executed counterpart of a signature page to this Supplement shall be as effective as delivery of an original executed counterpart of this Supplement. This Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Supplement that bears the signatures of the New Subsidiaries and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such New Subsidiaries and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such New Subsidiaries, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that the New Subsidiaries shall not have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by the Security Agreement or the Credit Agreement.

SECTION 4. Each New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the location of any and all Collateral of such New Subsidiary and (b) set forth under its signature hereto is the true and correct legal name of such New Subsidiary, its jurisdiction of formation and the location of its chief executive office.

SECTION 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. Any provision of this Supplement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Security Agreement.

SECTION 9. Each New Subsidiary agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

IN WITNESS WHEREOF, each New Subsidiary and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

HEALTHY LIVING ACADEMIES, LLC

By:	/s/ LeAnne M. Stewart
	Name:	LeAnne M. Stewart
	Title:	Chief Financial Officer

Legal Name: Healthy Living Academies, LLC

Jurisdiction of Formation: Delaware Location of Chief Executive Office: 20400 Stevens Creek Blvd.
Suite 600 Cupertino, California 95014

ACADEMY OF THE SIERRAS, A HEALTHY LIVING ACADEMY, LLC
CAMP WELLSPRING, LLC WELLSPRING ADVENTURE CAMP, LLC WELLSPRING COMMUNITY PROGRAMS, LLC

By:	AYS MANAGEMENT, INC., its Manager

By:	/s/ LeAnne M. Stewart
	Name:	LeAnne M. Stewart
	Title:	Chief Financial Officer

Legal Name:	Academy of the Sierras, a Healthy Living Academy, LLC
Camp Wellspring, LLC Wellspring Adventure Camp, LLC Wellspring Community Programs, LLC

Jurisdiction of Formation: Delaware Location of Chief Executive Office: 20400 Stevens Creek Blvd. Suite 600 Cupertino, California 95014

Signature Page to Supplement to Security Agreement

CITIBANK, N.A.,
as Collateral Agent

By:	/s/ Anthony V. Pantina
Name: Anthony V. Pantina
Title: VP, Director

Signature Page to Supplement to Security Agreement

Schedule I to Security Agreement Supplement

20400 Stevens Creek Blvd.

Suite 600

Cupertino, California 95014